EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation of our reports dated January 28, 2000, included or incorporated by reference in this Form 10-K for the year ended December 31, 1999, into the Corporation's previously filed Registration Statements on Forms S-8 and S-3, (File No. 333-25853, File No.333-33507, File No. 33-45431, File No. 33-45556,
and File No. 333-52509).






                                               ARTHUR ANDERSEN LLP

New York, New York
March 13, 2000